CUSTODIAL AND LOAN ADMINISTRATION AGREEMENT
THIS CUSTODIAL AND LOAN ADMINISTRATION AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) dated as of June 20, 2019 is made by and among OFSCC-FS, LLC, a limited liability company organized under the laws of the State of Delaware (the “Company”), CITIBANK, N.A. (“Citibank”), as custodian (the “Custodian”), and VIRTUS GROUP, LP, as collateral administrator and loan settlement administrator (the “Collateral Administrator” and, together with the Custodian, collectively, the “Administrators” and, each, an “Administrator”).
WITNESSETH:
WHEREAS, the Company intends to acquire a portfolio (the “Portfolio”) of loans (each, a “Collateral Loan” and, collectively, the “Collateral Loans”);
WHEREAS, in connection with its acquisition of the Portfolio, the Company has entered into that certain Revolving Credit and Security Agreement (the “Credit Agreement”), dated as of the date hereof, by and among, the Company, as Borrower, the lenders from time to time party thereto, BNP Paribas, as administrative agent for the Secured Parties (as defined therein) (in such capacity, the “Secured Party”), OFSCC-FS Holdings, LLC, a limited liability company organized under the laws of the State of Delaware, as Equityholder (as defined therein) and Virtus Group, LP, as collateral agent for the Secured Parties (as defined therein);
WHEREAS, the Custodian and the Collateral Administrator have executed a fee letter dated April 24, 2019 (the “Fee Letter”) among the Company, the Custodian and the Collateral Administrator; and
WHEREAS, the Company desires to engage the Administrators as securities intermediary or bank, as applicable, with respect to certain accounts that are to be established as set forth herein and perform certain administrative, custodial and other functions relating to the Collateral Loans, and the Administrators desire to accept such appointment, all in accordance with the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Administrators hereby agree as follows:
ARTICLE I.
LOAN ADMINISTRATION SERVICES

1.1.    Appointment of Administrator. The Company hereby appoints each Administrator as its agent in connection with the performance of certain services specified herein relating to (i) the Collateral Loans purchased from time to time by the Company and (ii) any funds on deposit with the Administrators in the Covered Accounts (as defined below). Each Administrator hereby accepts such appointment on the terms herein provided and agrees to act as the agent of the Company hereunder until the termination of this Agreement in accordance with the provisions hereof.

1.2.    Duties of Administrator: The Custodian shall perform the functions set forth in Sections 1.2(a) through (f), (h), (i) and (m) and the Collateral Administrator shall perform the functions set forth in Sections 1.2(g), (j), (k) and (l), each with respect to the Collateral Loans and the cash receipts and proceeds and other items of property credited thereto, as set forth below.

a.	The Custodian shall establish and maintain each Covered Account pursuant to the terms of the Credit Agreement.

b.	[Reserved].

c.	The Custodian shall segregate and hold all funds (and other items of property) collected and received separate from its own funds and property, in the Covered Accounts.

d.	The Custodian shall maintain all funds and other items of property credited to the Covered Accounts in trust for the benefit of the Company.

e.
The funds and other items of property credited to the Covered Accounts will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any Person (as defined below) other than (i) the Company and (ii) the Secured Party in accordance with the Credit Agreement (except that the Custodian may set off the face amount of any checks that have been credited to any Covered Account but are subsequently returned unpaid because of uncollected or insufficient funds).

f.
The Custodian shall, promptly following the receipt thereof, invest any cash or any cash proceeds of the Collateral Loans held in any Covered Account in one or more of the money market funds listed on Schedule I hereof or as otherwise specified in writing by the Company following notice with respect thereto.

g.
The Collateral Administrator shall, promptly following the receipt thereof, enter into the Collateral Administrator’s loan tracking system, and maintain a loan database, which shall be accessible to the Company, containing, information provided to the Collateral Administrator from time to time by the Company or the agent banks for the Collateral Loans with respect to (i) the obligor name for each Collateral Loan, (ii) the principal and interest payments made or to be made on the Collateral Loans, (iii) the applicable interest rates, interest rate resets and interest accrual periods of each Collateral Loan, (iv) the principal balance and amortization schedule of each Collateral Loan and (v) the funded and commitment balances of, and the commitment fees for, each Collateral Loan.

h.
The Custodian shall, promptly following receipt thereof, deposit any payments received on the Collateral Loans into the Collection Account and release and, subject to Section 1.4 below, transfer such funds only in accordance with the joint written instructions of the Company and the Secured Party. Any amounts that are deposited with the Custodian after 3:00 p.m. (New York City time) on a Business Day will be available for transfer on the next succeeding Business Day; provided, however, if amounts are deposited with the Custodian after 3:00 p.m. (New York City time) on the date the transfer is to be made, the Custodian will use its reasonable efforts to make such transfer on such date by 5:00 p.m. (New York City time) and, if such transfer is not made on such date, the Custodian will make such transfer on the next succeeding Business Day.

i.
All security and cash settlements of Collateral Loans that are clearing through a clearing agency shall be made solely in accordance with written instructions provided to the Custodian by the Company no later than 4:00 p.m. (New York City time) on the Business Day prior to the date the applicable settlement is to be made, provided, that, cash (if applicable) required with respect to such settlement is deposited with the Custodian no later than noon (New York City time) on the Business Day the applicable settlement is to be made. If such written instructions are received after 4:00 p.m. (New York City time) but prior to noon (New York City time) on the date the applicable settlement is to be made, the Custodian will use its reasonable efforts to effect such settlement on such date and, if such settlement is not made on such date, the Custodian will make such transfer on the next succeeding Business Day.

j.
The Collateral Administrator shall promptly, but in any event no later than one (1) Business Day following receipt thereof, forward to the Company (with a copy to the Secured Party) all notices received by the Collateral Administrator with respect to the Collateral Loans.

k.
The Collateral Administrator shall reconcile the expected payments on the Collateral Loans to the cash payments actually received on the Collateral Loans and provide such reports thereof to the Company (with a copy to the Secured Party) upon request therefor.

l.	The Collateral Administrator shall provide the Collateral Administrator’s standard loan reports to the Company (with a copy to the Secured Party) on a monthly basis.

m.
The Collateral Administrator shall retain copies of the credit agreements for the Collateral Loans, and any amendments thereto, as such documentation is provided to the Collateral Administrator from time to time by or on behalf of the Company.

n.
The Custodian acknowledges and agrees that it is acting as “securities intermediary” with respect to the Custodial Account and as “bank” with respect to the Collection Account, in each case within the meaning of the Uniform Commercial Code.

1.3.    Limitations on Scope of Administrators’ Duties. The Administrators’ duties and authority to act as an Administrator hereunder are limited to the duties and authority specifically provided for in this Agreement. The Administrators shall not be deemed to assume the responsibilities, liabilities or obligations of the Company or any other Person under the Collateral Loans or under any other agreement relating thereto. For the avoidance of doubt and without limiting the generality of any of the provisions hereof, the parties agree that the Administrators will not:

a.	Make decisions regarding any discretionary matters for any Collateral Loan, including without limitation, waivers, modifications, amendments, interest rate elections and payment policies;

b.	Monitor any swap or hedge transactions;

c.	Perform any mark-to-market calculations (unless the Fee Letter specifically so provides and describes the manner in which such calculations are to be made); and

d.	Provide any type of funding to the Company or any other Person.

1.4.    Investments of Covered Accounts Funds. The Administrators shall not have any obligation to invest or reinvest the amounts deposited in a Covered Account if all or a portion of such amounts are deposited with the Administrators after 11:00 a.m. (New York City time) on the day of deposit. Instructions to invest or reinvest that are received after 11:00 a.m. (New York City time) will be treated as if received on the following Business Day. The Administrators shall have the power to sell or liquidate the foregoing investments whenever amounts are required to be released or remitted pursuant to the terms hereof. Neither Citibank, N.A. nor Virtus Partners, LLC nor any of their respective affiliates assume any duty or liability for monitoring the investment ratings. The Administrators shall not have any responsibility for any investment losses resulting from the investment, reinvestment or liquidation of any cash held by it hereunder. It is agreed and understood that the Administrators may earn fees associated with the investments outlined above. Any investment direction contained herein may be executed through an affiliated broker dealer of the Administrators and shall be entitled to such usual, customary and reasonable and documented fee. The Administrators shall have no liability for any loss arising from or related to any such investment. The Administrators shall not be under any duty to give the assets held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this Agreement.

1.5.    Loans Held in the Name of the Company. The Custodian agrees that all Collateral Loans shall be held in the name of, and payable to, the Company and not in the name of, or payable to, the Custodian or any other Person.

1.6.    Delivery of Promissory Notes. The Custodian agrees that to the extent any Collateral Loans are evidenced by any promissory notes or other instruments, the Custodian shall promptly deliver each such promissory note or other instrument to the Secured Party in accordance with the instructions of the Secured Party; provided, that, if no instructions are received from the Secured Party, the Custodian shall deliver such promissory note or instrument to the Secured Party in accordance with Section 3.11 of this Agreement.

1.7.    Acknowledgments. The Custodian and the other parties hereto hereby agree that (i) the Custodial Account is a “securities account” as such term is defined in Section 8-501(a) of the Uniform Commercial Code as in effect in the State of New York (the “UCC”), (ii) with respect to the Custodial Account, the Custodian is a “securities intermediary” (as defined in Section 8-102(a)(14) of the UCC), (iii) each Collateral Loan and each other item of property (whether investment property, financial asset, security, instrument or cash), credited to the Custodial Account shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the UCC, and no financial asset credited to the Custodial Account shall be registered in the name of the Owner, payable to the order of the Owner or specially indorsed to the Owner unless the foregoing have been specially indorsed to the Custodian or in blank, (iv) for purposes of the UCC, the Custodian’s jurisdiction (as defined in Article 8 of the UCC) with respect to the Account is the State of New York, and (v) to the extent that any agreements between the Custodian and the Company governing the Custodial Account (each, an “Account Agreement”) do not provide that the laws of the State of New York shall govern all of the issues specified in Article 2(1) of the Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary, July 5, 2006, 17 U.S.T. 401, 46 I.L.M. 649 (the “Hague Convention”), each Account Agreement is hereby amended to provide that the law applicable to all of the issues specified in Article 2(1) of the Hague Convention shall be the laws of the State of New York.

ARTICLE II.
CERTAIN PROVISIONS RELATING TO THE ADMINISTRATORS

2.1.    Liability of Administrators. Each of the Administrators may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, and shall be protected in acting or refraining from acting on any written notice, request, waiver, consent, resolution, certificate, order, direction or other document or instrument reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. Each of the Administrators is authorized to act or refrain from acting under this Agreement in accordance with instructions received by the respective Administrator from the Company or its agents. In performing its duties under this Agreement, each of the Administrators may request further instructions from the Company or its agents as to the course of action desired by the Company or its agents. If either of the Administrators do not receive such instructions within two (2) Business Days after its request, such Administrator may, but shall be under no duty to, take or refrain from taking a course of action. Each of the Administrators shall act in accordance with instructions received after such two (2) Business Day period except to the extent that it has already taken, or committed itself to take, action inconsistent with such instructions or acting in accordance with such instructions shall expose such Administrator to additional costs, obligations or liabilities. The duties of each of the Administrators hereunder are purely mechanical and ministerial in nature, and neither of the Administrators shall be required to exercise discretion in the performance of its respective obligations hereunder. Neither Administrator shall have by reason of this Agreement or any other agreement or document a fiduciary relationship in respect of any Person. Each Administrator may consult with counsel, financial advisers or accountants which are employed by a law firm, financial services firm or accounting firm, as applicable, that is either nationally-recognized and/or a firm which such Administrator customarily consults and which has expertise in the subject matter with respect to which such Administrator seeks its advice; and the advice of any such financial advisers or accountants and any opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice. Each of the Administrators may exercise any of its rights or powers hereunder or perform any of its duties hereunder either directly or by or through its authorized agents or attorneys. Each Administrator undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against any Administrator. Neither Administrator shall be responsible for the accuracy or content of any certificate, statement, direction or opinion furnished to it in connection with this Agreement. Neither Administrator shall be bound to make any investigation into the facts stated in any resolution, certificate, statement, instrument, opinion, report, consent, order, approval, bond or other document or have any responsibility for filing or recording any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted by any Person under any credit document.

Neither of the Administrators nor any of their affiliates, directors, officers, shareholders, agents or employees shall be liable to the Company, except by reason of acts or omissions constituting bad faith, willful misconduct, gross negligence or reckless disregard in the performance of their duties hereunder. Neither of the Administrators shall be liable for any error of judgment made in good faith by any of their officers. Neither of the Administrators shall be liable for any action taken or omitted by it in good faith and believed by it to be authorized hereby. Neither of the Administrators shall have any liability for any loss arising from any cause beyond their control (it being understood that each Administrator shall use commercially reasonable efforts consistent with accepted practices in the banking industry to maintain performance and, if necessary, resume performance as soon as practicable under the circumstances), including but not limited to, the act, failure or neglect of any agent selected with reasonable due care by either of the Administrators, except with respect to affiliates of the Administrators, or the acts or edicts of any government or governmental agency or other group or entity exercising governmental powers. Neither Administrator shall be responsible or liable for any loss occasioned by delay in the actual receipt of any certificates, opinions, notices, instruments, notices, schedules, agreements or documents nor for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God, earthquakes, fires, floods, wars, civil or military disturbances, sabotage, epidemics, riots, interruptions, loss or malfunctions of external utilities or external communications service, acts of civil or military authority or other governmental actions. It is the intention of the parties hereto that neither of the Administrators shall be required to use, advance or risk its own funds or otherwise incur financial liability in the performance of any of its duties or the exercise of any of its rights and powers as Administrator hereunder (except for the expenses of either of the Administrators in performing its respective duties hereunder). Anything in this Agreement notwithstanding, in no event shall the Administrators be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if either of the Administrators has been advised of such loss or damage and regardless of the form of action.

Neither Administrator shall have any responsibility or liability to evaluate the financial condition of any Person or to review any of the certificates, opinions, instruments, notices, schedules, agreements and documents delivered to it or to enforce any Person’s obligation to deliver them. Neither Administrator shall be responsible to any Person for any recitals, statements, information, representations or warranties regarding the Company or the Collateral Loans or in any document, certificate or other writing delivered in connection herewith or therewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency thereof or any such other document or the financial condition of any Person or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions related to any Person or the existence or possible existence of any default or event of default. Neither Administrator shall have any obligation whatsoever to any Person to assure that any collateral exists or is owned by any Person or is cared for, protected or insured or that any liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available with respect thereto.
2.2.    Interpleader Rights. Should any controversy arise between the undersigned with respect to this Agreement, the Administrators shall have the right to consult with counsel and/or to institute a bill of interpleader in any court of competent jurisdiction to determine the rights of the parties. Should the Administrators become involved in litigation in any manner whatsoever on account of this Agreement, the Company hereby binds and obligates itself, its successors, assigns and legal representatives to pay the applicable Administrator, in addition to any charge made hereunder for acting as such Administrator, reasonable and documented attorney’s fees incurred by such Administrator, and any other disbursements, expenses, losses, costs and damages in connection with and resulting from such actions, except in the case of bad faith, gross negligence, willful misconduct, or reckless disregard on the part of such Administrator.

2.3.    Indemnification of Administrators. The Company agrees to indemnify, defend and hold each Administrator, its officers, directors, employees and agents harmless from and against any and all losses, claims, damages, demands, expenses, costs, causes of action, judgments or liabilities that may be incurred by such Administrator, its officers, directors, employees and agents arising directly or indirectly out of or in connection with the applicable Administrators’ acceptance or appointment as Administrator hereunder, including the reasonable and documented legal costs and expenses as such expenses are incurred (including, without limitation, the reasonable expenses of any experts, counsel or agents) of investigating, preparing for or defending itself against any action, claim or liability in connection with its performance hereunder, except in the case of bad faith, gross negligence, willful misconduct or reckless disregard on the part of such Administrator. Promptly after receipt by an indemnified party under this Section 2.3 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing of the commencement thereof. In case any such action shall be brought against an indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and to assume the defense thereof. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnified party shall have the right to participate in such action and to retain its own counsel, but the indemnifying party shall not be liable to such indemnified party hereunder for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof, unless (i) the Company shall have agreed to pay such fees and expenses or (ii) the indemnified party shall have been advised by counsel that representation of the indemnified party by counsel provided by the Company pursuant to the foregoing would be inappropriate due to an actual or potential conflicting interest between the indemnifying party and the indemnified party, including situations in which there are one or more legal defenses available to the indemnified party that are different from or additional to those available to the Company; provided, however, that the Company shall not, in connection with any one of such actions or proceedings or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties, except to the extent that local counsel, in addition to its regular counsel, is required in order to effectively defend against such action or proceeding.

2.4.    Fees of the Administrators. The Company agrees to pay to each of the Custodian and the Collateral Administrator its respective fees, each pursuant to the Fee Letter for the respective services rendered by such Administrator pursuant to the provisions of this Agreement and will reimburse each Administrator on a monthly basis for its reasonable and documented expenses, including reasonable attorney’s fees incurred in connection with the negotiation, drafting and performance by it of this Agreement and such services. Any additional services beyond those specified in this Agreement, or activities requiring excessive time or out of pocket expenses, shall be deemed extraordinary expenses for which related costs, charges and additional fees will be billed, in accordance with the applicable Administrator’s standard charges for such items.

2.5.    Term of the Agreement.

a.
Either party to this Agreement may terminate this Agreement with or without cause upon not less than forty-five (45) days’ written notice, which notice shall specify the effective date of such termination.

b.
Upon the effective date of any such termination, (i) the Company shall pay all fees and expenses owed to any Administrator, as stated in an invoice provided to the Company at least five (5) Business Days prior to the effective date of the termination, and (ii) the Collateral Loans and other assets held in the Covered Accounts shall be delivered by the applicable Administrator to such Person or Persons as may be designated in writing by the Company, whereupon each Administrator’s obligations hereunder shall cease and terminate. If no such Person or Persons shall have been designated by such date, all obligations of each Administrator hereunder shall, nevertheless, cease and terminate. Each Administrator’s sole responsibility thereafter shall be (to the extent applicable under the terms of Section 1.2 hereof) to keep safely all Collateral Loans and other assets in the Covered Accounts then held by it and to deliver the same to a Person designated by the Company or in accordance with the direction of a final order or judgment of a court of competent jurisdiction. The obligations of the Company pursuant to Sections 2.3 and 2.4 hereof shall survive the termination of this Agreement.

2.6.    Administrator Action. If, at any time, either of the Administrators is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects the Covered Accounts (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of funds from any Covered Account), such Administrator is authorized to comply therewith in any manner it or legal counsel of its own choosing deems appropriate; and if such Administrator complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, such Administrator shall not be liable to any of the parties hereto or to any other Person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

Whenever in the administration of the provisions of this Agreement, an Administrator shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken, such matter may, in the absence of gross negligence or bad faith on the part of such Administrator, be deemed to be conclusively proved and established by a certificate executed by an Authorized Representative (as defined below) of the Company or a written opinion of counsel, which shall be full warrant to such Administrator for any action taken, suffered or omitted by it under the provisions of this Agreement upon the faith thereof. Each individual designated as an authorized representative of the Company (an “Authorized Representative”) is authorized to give and receive notices, requests and instructions and deliver certificates and documents in connection with this Agreement on behalf of the Company, and the specimen signature for each such Authorized Representative of the Company initially authorized hereunder, is set forth on Exhibit A. From time to time, the Company may deliver to each Administrator a revised exhibit or a new specimen signature of an Authorized Representative, but each of the parties hereto shall be entitled to rely conclusively on the then current exhibit until receipt of a superseding exhibit.
ARTICLE III.
MISCELLANEOUS

3.1.    Severability. If one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect under applicable law, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

3.2.    Governing Law; Waiver of Jury Trial; Submission to Jurisdiction.

a.
THIS AGREEMENT SHALL BE GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

b.
EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, OR ANY OTHER DOCUMENTS OR INSTRUMENTS EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF THE PARTIES HERETO (BUT ONLY TO THE EXTENT THAT SUCH COURSE OF CONDUCT, COURSE OF DEALING OR ACTIONS RELATE TO THE TRANSACTIONS CONSUMMATED UNDER THIS AGREEMENT).

c.
Each of the parties hereto hereby irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York in the Borough of Manhattan, the courts of the United States of America for the Southern District of New York, and the appellate courts of any of them and consents that any such action or proceeding may be brought in any such court and waives to the fullest extent permitted by applicable law any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same.

3.3.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and, with respect to Sections 1.2(j), (k) and (l), 1.5, 1.6 and 3.7, the Secured Party, which is a third-party beneficiary of such provisions. This Agreement may be validly executed by e-mail or other electronic transmission.

3.4.    Amendments. The parties hereto shall not be bound by any modification, amendment, termination, cancellation, rescission or supersession of this Agreement unless the same shall be in writing and signed by each of the parties hereto and, with respect to any provision as to which the Secured Party is a third-party beneficiary, the Secured Party.

3.5.    Entire Agreement. This Agreement evidences the entire agreement among the undersigned relating to the manner of holding, investment and disbursement of the funds held in the Custodial Account, as applicable, and supersedes all prior agreements, understandings, negotiations, and discussions, oral or written, of the parties relating to such subject matter.

3.6.    Successors and Assigns. The terms of this Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns, including any debtor in possession, receiver or bankruptcy trustee acting for any of said parties. No party hereto may, without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld, assign this Agreement to any party other than an affiliate of such party.

3.7.    Consent and Waiver. Any consent to or waiver of any provision of this Agreement must be in writing and executed by the party sought to be bound thereby and also, in the case of Sections 1.2(j), (k), and (l), 1.5, 1.6 and this clause, the Secured Party. No consent to or waiver of any provision of this Agreement shall be deemed a consent to or waiver of any other provision hereof, whether or not similar, or a continuing consent or waiver unless otherwise specifically provided.

3.8.    Definitions. The term “Business Day” shall mean any day that is not a Saturday, Sunday, or other day on which commercial banking institutions in New York, New York and Houston, Texas are authorized or obligated by law or executive order to be closed. The term “Person” shall mean any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any governmental authority.

3.9.    No Joint Venture. Nothing contained in this Agreement (i) shall constitute any Administrator and the Company members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the other.

3.10    Limited Recourse. The obligations of the Company hereunder will be solely the corporate obligations of the Company. No Administrator will have any recourse to any of the directors, officers, employees, shareholders, members, governors, agents or affiliates of the Company with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transactions contemplated hereby.

3.11.    Notices. All notices and other communications in respect of this Agreement (including any modifications of, or requests, waivers or consents under, this Agreement) shall be given or made in writing (which may be by telecopy) to any party hereto at the address(es) listed below for such party; or, as to any such party, at such other address as shall be designated by such party in a notice to the other parties. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

If to the Company:
OFSCC-FS, LLC
c/o OFS Capital Corporation
10 S Wacker Dr #2500
Chicago, IL 60606
Attention: Tod Reichert
Fax No.: (847) 734-7910
Email: treichert@ofsmanagement.com

If to the Secured Party:
BNP Paribas
as Administrative Agent
Attn: Jasen Yang 787 7th Avenue 7th Floor New York, NY 10019

If to the Collateral Administrator:
Virtus Group, LP
1301 Fannin Street, 17th Floor
Houston, Texas 77002
Attention: OFSCC-FS, LLC Email: OFSCC-FSLLC@virtusllc.com

If to the Custodian:
Citibank, N.A.
388 Greenwich Street
New York, New York 10013
Attention: Agency & Trust - OFSCC-FS, LLC Email: thomas.varcados@citi.com or call (888) 855-9695 to obtain Citibank, N.A. account manager’s email address

3.12.    PATRIOT Act. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each Person who opens an account. When an account is opened, the Administrator will ask for information that will allow the Administrator to identify relevant parties.

3.13.    Withholdings. Any payments of income from the Accounts shall be subject to withholding regulations then in force with respect to United States taxes. The parties hereto agree to treat the Collateral Loans in the Covered Accounts, and collections on such Collateral Loans, as owned for U.S. federal income tax purposes by the Company, and to treat disbursements of such collections to the Secured Party as payments of interest or principal by or on behalf of the Company on a loan by the Secured Party to the Company. The Company will provide the Administrator with appropriate W-9 forms for tax I.D., number certifications, or W-8 forms for non-resident alien certifications. This paragraph shall survive notwithstanding any termination of this Agreement or the resignation or removal of the Administrator.

3.14.    Printed Materials. No printed or other material in any language, including prospectuses, notices, reports, and promotional material which mentions “Citibank, N.A.” or “Virtus Group LP” by name or the rights, powers, or duties of the Custodian or the Collateral Administrator shall be issued by any other parties hereto, or on such party’s behalf, without the prior written consent of the Administrator or the Collateral Administrator, as the case may be.

3.15.    Citibank Registration Requirement. Notwithstanding anything to the contrary herein, any and all communications (both text and attachments) by or from Citibank that Citibank in its sole discretion deems to contain confidential, proprietary, and/or sensitive information and sent by electronic mail will be encrypted. The recipient of the email communication will be required to complete a one-time registration process. Information and assistance on registering and using the email encryption technology can be found at Citibank’s Secure website www.citi.com/citi/citizen/privacy/email.htm or by calling (866) 535-2504 (in the U.S.) or (904) 954-6181 at any time.

3.16.    Email Communication. Each of the Administrators agrees to accept and act upon instructions or directions pursuant to this Agreement or any documents executed in connection herewith sent by unsecured email or other similar unsecured electronic methods; provided, however, that any person providing such instructions or directions shall provide to the Administrators an incumbency certificate listing persons designated to provide such instructions or directions (including the email addresses of such persons), which incumbency certificate shall be amended whenever a person is added or deleted from the listing. If such person elects to give an Administrator email (of .pdf or similar files) (or instructions by a similar electronic method) and such Administrator in its discretion elects to act upon such instructions, such Administrator’s reasonable understanding of such instructions shall be deemed controlling. The Administrators shall not be liable for any losses, costs or expenses arising directly or indirectly from the Administrators’ reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a subsequent written instruction. Any person providing such instructions or directions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Administrators, including without limitation the risk of the Administrators acting on unauthorized instructions, and the risk of interception and misuse by third parties.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be executed as of the day and year first hereinabove written.

OFSCC-FS, LLC

By: /s/ Tod Reichert
Name: Tod K. Reichert
Title: Managing Director

CITIBANK, N.A.,
as Custodian

By: /s/ Thomas Varcados
Name: Thomas Varcados
Title: Senior Trust Officer

VIRTUS GROUP, LP,
as Collateral Administrator

By: /s/ Cynthia Gonzalvo
Name: Cynthia Gonzalvo
Title: Senior Director

SCHEDULE I

[To come]

EXHIBIT A
AUTHORIZED REPRESENTATIVES
OFSCC-FS, LLC
(the Company)

Name	Title	Signature
Tod K. Reichert	Managing Director	/s/ Tod Reichert
Jeffrey A. Cerny	Senior Managing Director	/s/ Jeffrey Cerny